UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2026

WOLFSPEED, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40863	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham	North Carolina	27703
(Address of principal executive offices)		(Zip Code)

(919) 407-5300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	WOLF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note

This Amendment No. 1 (“Amendment No. 1”) to Current Report on Form 8-K filed on July 29, 2026 (the “Original Filing”) is being filed to amend and restate Item 5.02 of the Original Filing to correct certain information contained therein. The other information reported in the Original Filing is not otherwise modified by this Amendment No. 1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Andreas W. Mattes as Director

On July 28, 2026, the Board of Directors (the “Board”) of Wolfspeed, Inc. (the “Company”) appointed Andreas (“Andy”) W. Mattes as a member of the Board and as a member of the Compensation Committee of the Board, with such appointments effective immediately.

Mr. Mattes, age 65, served as the President and Chief Executive Officer of Coherent, Inc. (Nasdaq: COHR), a leading provider of laser and laser-based technologies for scientific, commercial, and industrial applications, from April 2020 to July 2022. Prior to Coherent, from July 2019 to April 2020, Mr. Mattes served as a Senior Advisor at McKinsey & Company, where he focused on advising international businesses on high-impact transformations, agile change, and positioning companies for growth. He has held senior leadership roles at Diebold Nixdorf, Hewlett Packard and Siemens. Mr. Mattes currently serves as a member of the Supervisory Board of ams-OSRAM AG and as Chairman of the Supervisory Board of AT&S AG (Austria Technologie & Systemtechnik), and serves on the board of directors of Cohu, Inc. (Nasdaq: COHU).

Mr. Mattes will receive an annual cash retainer of $80,000 for service as a member of the Board and an additional annual cash retainer of $10,000 for service on the Compensation Committee of the Board. In addition, Mr. Mattes is eligible to participate in the 2025 Management Incentive Compensation Plan. Mr. Mattes will receive an initial equity award of restricted stock units (“RSUs”) with a grant date fair value equal to $500,000, which will vest as to one-third of the RSUs on the first anniversary of the date of grant and as to the remaining RSUs in equal quarterly installments over the following two years. Mr. Mattes will also be eligible for an annual equity award of RSUs with a grant date fair value equal to $200,000, which will vest in full on the first anniversary of the date of grant.

In connection with his election, Mr. Mattes will enter into the Company’s standard indemnification agreement for directors and officers, a copy of which is filed as Exhibit 10.6 to the Company’s Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2025, and is incorporated herein by reference.

There are no arrangements or understandings pursuant to which Mr. Mattes was elected as a director. Mr. Mattes is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended. The Board determined that Mr. Mattes satisfies the New York Stock Exchange definition of “independent director.”

A copy of the Company’s press release announcing the appointment of Mr. Mattes was previously attached to the Original Filing as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLFSPEED, INC.

By:	/s/ Melissa Garrett
Melissa Garrett
Senior Vice President and General Counsel

Date: July 29, 2026